                                     Exhibit 99




                SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549

                           FORM 11-K

     [X]     ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                  SECURITIES EXCHANGE ACT OF 1934

             For the Fiscal Year Ended December 31, 1993

     [  ] TRANSITION REPORT, PURSUANT TO SECTION 13 OR 15(d)
             OF THE SECURITIES AND EXCHANGE ACT OF 1934

          For the transition period from        to


          (A)  Full title of the plan and address
               of the plan, if different from that of
                    the issuer named below:


                    Orion Capital Corporation
                    Employees' Stock Savings
                      and Retirement Plan
            (formerly the Orion Capital Corporation
             Employees' Stock Savings and Investment Plan)


          (B)  Name of issuer of the securities
               held pursuant to the plan and
               the address of its principal
                   executive office:

                    Orion Capital Corporation
                      30 Rockefeller Plaza
                New York, New York 10112 - 0156

                     INDEPENDENT AUDITORS' REPORT



Plan Committee
Orion Capital Corporation Employees'
  Stock Savings and Retirement Plan
New York, New York

We have audited the accompanying statements of net assets available for benefits of the Orion Capital Corporation Employees' Stock Savings and Retirement Plan as of December 31, 1993 and 1992, and the related statements of changes in net assets available for benefits for each of the three years in the period ended December 31, 1993. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Orion Capital Corporation Employees' Stock Savings and Retirement Plan as of December 31, 1993 and 1992, and the changes in net assets available for benefits for each of the three years in the period ended December 31, 1993 in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. These schedules are the responsibility of the Plan's management. Such schedules have been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.


DELOITTE & TOUCHE


Hartford, Connecticut
April 15, 1994

                          ORION CAPITAL CORPORATION
                EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN

               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS

                                                      December 31,
                                                ------------------------
                                                    1993         1992
                                                    ----         ----
ASSETS:
  Investments at fair value -
    Orion Capital Corporation common stock
      (cost $10,521,743 - 1993 and
       $8,953,973 - 1992) ....................  $21,332,822  $18,068,736
    Mutual fund (cost $1,379,651 - 1993 and
      $989,169 - 1992) .......................    1,478,642    1,001,608
    Money market fund ........................      178,679      149,572
                                                -----------  -----------
                                                 22,990,143   19,219,916
  Guaranteed investment contract portfolio
    pooled trust .............................    7,264,277    5,992,816
  Guaranteed investment contracts at contract
    value ....................................    6,711,645    5,974,210
  Loans to participants ......................      734,478      537,567
  Short-term investments .....................       53,318       83,106
                                                -----------  -----------
    Total investments ........................   37,753,861   31,807,615

  Dividends and interest receivable ..........      120,846      104,353
  Contributions receivable from employer .....    1,681,896    1,593,325
                                                -----------  -----------
    Net assets available for benefits ........  $39,556,603  $33,505,293
                                                ===========  ===========
















                     See Notes to Financial Statements

                                    -3-

                          ORION CAPITAL CORPORATION
                EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

                                           Year Ended December 31,
                                   -------------------------------------
                                       1993         1992         1991
                                       ----         ----         ----
Net investment income:
  Net appreciation of investments. $ 2,419,974  $ 5,079,736  $ 5,309,649
  Interest on guaranteed
    investment contracts .........     852,068      896,361      963,009
  Dividends ......................     577,494      446,328      445,969
  Interest on participant loans...      46,579       29,880       13,383
  Interest on short-term
    investments ..................       6,673       88,408        6,642
                                   -----------  -----------  -----------
    Total ........................   3,902,788    6,540,713    6,738,652

Contributions and deposits:
  Amounts contributed by employer.   2,848,027    2,586,294    2,288,190
  Amounts deposited by
    participating employees ......   2,063,032    1,730,874    1,562,507

Withdrawals:
  Payments to participating
    employees ....................  (2,424,235)  (3,256,122)  (2,062,055)

  Investments transferred to
    participating employees ......    (338,302)    (156,416)    (196,249)
                                   -----------  -----------  -----------
                                     6,051,310    7,445,343    8,331,045
Net assets available for benefits:
  Beginning of year ..............  33,505,293   26,059,950   17,728,905
                                   -----------  -----------  -----------
  End of year .................... $39,556,603  $33,505,293  $26,059,950
                                   ===========  ===========  ===========











                    See Notes to Financial Statements

                                   -4-

                          ORION CAPITAL CORPORATION
                EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN

                        NOTES TO FINANCIAL STATEMENTS

                Years Ended December 31, 1993, 1992 and 1991

Note 1 - Plan Description

     The following description of the Orion Capital Corporation
Employees' Stock Savings and Retirement Plan (the "Plan") provides only general information. The Plan agreement provides a complete description of the Plan's provisions.

     The Plan is a defined contribution plan that is qualified under Internal Revenue Code ("IRC") Section 401(a), with a cash or deferred arrangement intended to qualify under Section 401(k). All United States employees of the Company participate in the retirement benefits of the Plan, and all such employees who have completed one year (three months effective January 1, 1994) of service may elect to participate in the savings portion of the Plan ("savings employees").

     Subject to the restrictions of the Employee Retirement Income Security Act of 1974, employees' savings contributions are restricted to the following maximum amounts:

     (1) Salary Reduction (Pre-Tax) Contributions from 1% up to 16% of base pay plus up to 20% of any bonus and overtime compensation;

     (2) After-Tax Contributions from 1% up to 10% of base pay plus up to 20% of any bonus and overtime compensation;

     (3) Rollover Contributions as to all or part of a qualifying distribution.

     Any participant contribution made to the Plan of bonus or overtime compensation (either as a Salary Reduction [Pre-Tax] or After-Tax Contribution or both) may not exceed, in the aggregate, 20% of such compensation. Participant contributions to the Plan are also limited under federal income tax law.

     Savings employees may elect to deposit their contributions in any, or a combination of, four funds: Fund I - Company Common Stock Fund consisting of common stock of Orion Capital Corporation; Fund II - Fixed Income Fund consisting of fixed income investments guaranteed by contracts with an unaffiliated insurance company; Fund III - Mutual Fund consisting of an open-end mutual fund, the Windsor Fund; and Fund V - a money market fund invested in United States government backed investments (See Note 5 - Investments). The Company matches the first 6% of a savings employee's Pre-Tax or After-Tax contribution (base pay only) to the Plan in an amount equal to 100% of the amount contributed by a savings employee to Fund I and 25% (50% effective January 1, 1994) of the amount contributed by a savings employee to either Fund II, Fund III or Fund V. All Company matching contributions are invested in Fund I.

                          ORION CAPITAL CORPROATION
                EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN

                 NOTES TO FINANCIAL STATEMENTS - (Continued)

Effective for 1994 the Company will make an additional annual contribution ("Special Savings Contribution") of 1.5% of annual earnings for all non "highly compensated" (as defined in the IRC) employees to be invested as directed by the employee. Savings employees may apply to borrow a portion of their vested account balances. Their account balances in Funds I, II, III and V are reduced by the amount borrowed and notes receivable from these employees are held in Fund VI. As of December 31, 1993, 908, 409, 304 and 44 plan participants had investments held in Funds I, II, III and V, respectively.

     Fund IV - Retirement Fund was established in 1987 to deposit Company retirement contributions for the purpose of providing a defined contribution retirement benefit for substantially all eligible employees of the Company. This fund consists of a pooled trust of fixed income investments guaranteed by contracts with unaffiliated insurance companies (See Note 5 - Investments). Each year the Company contributes to this fund on behalf of each eligible employee an amount equal to 2.7% of his or her annual salary (base pay plus overtime and regular bonuses), plus 2.3% of his or her annual salary which is in excess of the Social Security maximum wage base. Contributions to the Plan are limited under federal tax law.

     Subject to significant restrictions of the IRC, a savings employee has a non-forfeitable right to withdraw his or her own contributions including any earnings or loss thereon. Employees are immediately 100% vested in the Company's Special Savings Contribution. A savings employee's rights to the Company's matching contributions, net of any earnings or loss thereon, and an eligible employee's rights to Company retirement contributions and earnings thereon, become vested in accordance with the following schedule:

       Number of Completed Months               Percentage of Company
      of Service with the Company               Contributions Vested
      ---------------------------               ---------------------
                 0 - 24                                   0%
                25 - 36                                  40%
                37 - 48                                  55%
                49 - 60                                  70%
                61 - 72                                  85%
                73 or more                              100%

     An employee who leaves the Company due to retirement, disability or death is 100% vested in his or her Company savings contributions. An employee who leaves the Company for any other reason vests in (or forfeits) his or her Company savings contributions based on the vesting percentages set forth above. An employee must be employed on the last business day of the fiscal year to be eligible for a Company retirement contribution for that year and, effective in 1994, the Company's Special Savings Contribution. Any forfeitures under the Plan will be used to reduce amounts of future Company savings or retirement contributions to the Plan.

                          ORION CAPITAL CORPORATION
                EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN

                 NOTES TO FINANCIAL STATEMENTS - (Continued)

Note 2 - Significant Accounting Policies

     Basis of Financial Statement Presentation - The financial statements include the accounts of six investment funds (See Note 1 - Plan
Description). The financial statements are presented in accordance with generally accepted accounting principles and exclude all material interfund balances and transactions.

     Investments - The common stock of the Company and shares of the mutual fund and money market fund held by the Plan are carried at market value determined by quoted market prices. The guaranteed investment contract portfolio pooled trust and the guaranteed investment contracts with an insurance company are carried at the amounts contributed plus interest at the underlying contract rates. Realized investment gains (losses) are recognized using the average cost method. Dividend income is accrued on the ex-dividend date.

     Reclassifications - The 1992 and 1991 financial statements have been reclassified to conform to the classifications used in 1993.

Note 3 - Priorities upon Termination of the Plan

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time, and to terminate the Plan subject to the provisions of ERISA. In the event of termination of the Plan, all employees will be fully vested in their rights to the Company's contributions under the Plan.

Note 4 - Plan Amendments

     In 1993 the Plan was amended to increase plan benefits effective in 1994 including a special Company contribution to the savings plan of 1.5% of annual earnings for all non "highly compensated" employees, an increase in the employer match of employees savings contributions to Fund II, Fund III and Fund V from 25% to 50% and a change in the waiting period for participation in the savings portion of the Plan from one year to three months of service. The Plan was also amended to permit Canadian employees to withdraw their vested assets from the Plan.

Note 5 - Investments

     United States Trust Company of New York is the Plan Trustee. The Plan Trustee invests all employee and Company contributions, as well as earnings thereon, pursuant to the terms of the Plan. The Plan Trustee has custody of all assets in the Funds.

                          ORION CAPITAL CORPORATION
                EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN

                 NOTES TO FINANCIAL STATEMENTS - (Continued)

     Contributions to Fund I, including the Company's contributions, are used to purchase common stock of the Company. Contributions to Fund II are invested with New England Mutual Life Insurance Company ("New England Mutual") under guaranteed investment contracts which provide for fixed minimum annual investment returns. These group contracts will continue in effect for succeeding years unless terminated by the Plan or New England Mutual. Contributions to Fund III are transferred to the Windsor Fund, a no-load mutual fund which seeks long-term growth of capital and income by investing primarily in common stocks. Fund IV contributions are invested in the GIC Portfolio of the PW Trust Company Pooled Trust for Employee Benefit Plans which is primarily comprised of guaranteed investment contracts. Contributions to Fund V are used to purchase Vanguard Money Market Reserves - U.S. Treasury Portfolio, a money market fund which invests in United States government backed investments.

     The Plan held 669,265 shares and 638,471 shares (adjusted to give effect to the 5-for-4 stock split paid on November 15, 1993 to the Company's stockholders of record on October 15, 1993) of the Company's common stock, 106,300.620 shares and 78,619.186 shares in the Windsor Fund and 178,679.090 shares and 149,572.090 shares of Vanguard Money Market Reserves - U.S. Treasury Portfolio at December 31, 1993 and 1992, respectively. The Plan Trustee purchases the Company's common stock on the open market.

     The components of net appreciation of investments for each of the three years in the period ended December 31, 1993 were as follows:

                                            Year Ended December 31,
                                       --------------------------------
                                           1993       1992       1991
                                           ----       ----       ----
Sale proceeds .......................  $1,131,182 $  746,105 $  939,778
Cost ................................     494,075    451,412    620,202
                                       ---------- ---------- ----------
Realized investment gains ...........     637,107    294,693    319,576
                                       ---------- ---------- ----------

Unrealized appreciation:

  Fund I - Common Stock Fund ........   1,696,316  4,707,697  4,908,419

  Fund III - Mutual Fund ............      86,551     77,346     81,654
                                       ---------- ---------- ----------
                                        1,782,867  4,785,043  4,990,073
                                       ---------- ---------- ----------

    Net appreciation of investments..  $2,419,974 $5,079,736 $5,309,649
                                       ========== ========== ==========

                          ORION CAPITAL CORPORATION
                EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN

                 NOTES TO FINANCIAL STATEMENTS - (Continued)

Note 6 - Contributions

     The Company's contributions to the Plan are reduced by any forfeitures under the Plan (See Note 1 - Plan Description). The
Company's contributions to the retirement portion of the Plan were reduced by forfeitures of $158,040 in 1993, $131,912 in 1992 and $141,888
in 1991. Company contributions to the savings portion of the Plan were reduced by forfeitures of $62,438, $62,090 and $55,453 in 1993, 1992 and
1991, respectively.

Note 7 - Benefits Payable

     As of December 31, 1993 and 1992, net assets available for benefits included benefits of $312,393 and $253,193, respectively, due to participants who have withdrawn from the Plan.

Note 8 - Administration

     The Plan is administered by the Company through the Plan Committee. All expenses of administration, including Plan Trustee fees, brokerage commissions and compensation of experts employed by the Plan Committee, are paid by the Company, except for loan application fees which are paid by participants.

Note 9 - Tax Status

     The Plan obtained its latest determination letter in July, 1987 in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable qualification requirements of the IRC. The Plan has been amended since receiving the determination letter. However, the plan administrator believes that the Plan is currently being operated in compliance with the applicable qualification requirements of the IRC. Therefore, no provision for income taxes has been included in the Plan's financial statements.

Note 10 - Fund Allocations

     The Plan assets available for benefits by fund for the years ended December 31, 1993 and 1992, and the changes in net assets available for benefits by fund for the years ended December 31, 1993, 1992 and 1991 are as follows:

                                                   ORION CAPITAL CORPORATION
                                         EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN
                                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                        December 31, 1993


                                      FUND I       FUND II    FUND III    FUND IV     FUND V   FUND VI      TOTAL
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
ASSETS:
  Investments at fair value:
    Orion Capital Corporation
      common stock ...............  $21,332,822  $        -  $        -  $        -  $      -  $      -  $21,332,822
    Mutual fund ..................            -           -   1,478,642           -         -         -    1,478,642
    Money market fund ............            -           -           -           -   178,679         -      178,679
  Guaranteed investment contract
    portfolio pooled trust .......            -           -           -   7,264,277         -         -    7,264,277
  Guaranteed investment
    contracts ....................            -   6,711,645           -           -         -         -    6,711,645
  Loans to participants ..........            -           -           -           -         -   734,478      734,478
  Short-term investments .........       13,081      15,309      20,052       4,876         -         -       53,318
  Dividends and interest
    receivable ...................      120,721          34          53          38         -         -      120,846
  Contributions receivable
    from (payable to) employer ...      255,115    (122,967)     (4,008)  1,497,510     2,046    54,200    1,681,896
  Other receivables (payables) ...       36,341      23,885       3,667      (9,693)        -   (54,200)           -
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
    Net assets available for
      benefits ...................  $21,758,080  $6,627,906  $1,498,406  $8,757,008  $180,725  $734,478  $39,556,603
                                    ===========  ==========  ==========  ==========  ========  ========  ===========











                                                           -10-

                                                   ORION CAPITAL CORPORATION
                                         EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN
                                    STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                       December 31, 1992


                                      FUND I       FUND II    FUND III    FUND IV     FUND V   FUND VI      TOTAL
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
ASSETS:
  Investments at fair value:
    Orion Capital Corporation
      common stock ...............  $18,068,736  $        -  $        -  $        -  $      -  $      -  $18,068,736
    Mutual fund ..................            -           -   1,001,608           -         -         -    1,001,608
    Money market fund ............            -           -           -           -   149,572         -      149,572
  Guaranteed investment contract
    portfolio pooled trust .......            -           -           -   5,992,816         -         -    5,992,816
  Guaranteed investment
    contracts ....................            -   5,974,210           -           -         -         -    5,974,210
  Loans to participants ..........            -           -           -           -         -   537,567      537,567
  Short-term investments .........       26,008      18,006      28,006      11,086         -         -       83,106
  Dividends and interest
    receivable ...................      104,154          64          95          40         -         -      104,353
  Contributions receivable
    from (payable to) employer ...      198,510     (95,962)     17,128   1,421,133    (1,684)   54,200    1,593,325
  Other receivables (payables) ...        7,103      14,972       4,388      (9,693)        -   (16,770)           -
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
    Net assets available for
      benefits ...................  $18,404,511  $5,911,290  $1,051,225  $7,415,382  $147,888  $574,997  $33,505,293
                                    ===========  ==========  ==========  ==========  ========  ========  ===========












                                                           -11-

                                                   ORION CAPITAL CORPORATION
                                         EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                        December 31, 1993


                                      FUND I       FUND II    FUND III    FUND IV     FUND V   FUND VI      TOTAL
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
Net investment income:
  Net appreciation of investments.  $ 2,333,423  $        -  $   86,551  $        -  $      -  $      -  $ 2,419,974
  Interest on guaranteed
    investment contracts .........            -     404,111           -     447,957         -         -      852,068
  Dividends ......................      451,189           -     121,759           -     4,546         -      577,494
  Interest on participant loans ..            -           -           -           -         -    46,579       46,579
  Interest on short-term
    investments ..................        3,507         520         910       1,736         -         -        6,673
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
      Total ......................    2,788,119     404,631     209,220     449,693     4,546    46,579    3,902,788

Contributions and deposits:
  Amounts contributed by employer.    1,344,027           -           -   1,504,000         -         -    2,848,027
  Amounts deposited by
    participating employees ......    1,496,773     312,525     221,746           -    31,988         -    2,063,032
  Loans to participants ..........     (398,724)    (42,418)    (38,260)          -         -   479,402            -
  Loan repayments ................      273,907      31,947      23,216           -         -  (329,070)           -

Withdrawals:
  Payments to participating
    employees ....................   (1,336,023)   (384,439)    (51,423)   (612,067)   (2,853)  (37,430)  (2,424,235)
  Investments transferred to
    participating employees ......     (338,302)          -           -           -         -         -     (338,302)
  Transfers between funds ........     (476,208)    394,370      82,682           -      (844)        -            -
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
                                      3,353,569     716,616     447,181   1,341,626    32,837   159,481    6,051,310
Net assets available for benefits:
  Beginning of year ..............   18,404,511   5,911,290   1,051,225   7,415,382   147,888   574,997   33,505,293
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
  End of year ....................  $21,758,080  $6,627,906  $1,498,406  $8,757,008  $180,725  $734,478  $39,556,603
                                    ===========  ==========  ==========  ==========  ========  ========  ===========



                                                           -12-

                                                   ORION CAPITAL CORPORATION
                                         EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                       December 31, 1992


                                      FUND I       FUND II    FUND III    FUND IV     FUND V   FUND VI      TOTAL
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
Net investment income:
  Net appreciation of investments.  $ 5,002,720  $        -  $   77,016  $        -  $      -  $      -  $ 5,079,736
  Interest on guaranteed
    investment contracts .........            -     462,926           -     433,435         -         -      896,361
  Dividends ......................      379,049           -      64,996           -     2,283         -      446,328
  Interest on participant loans ..            -           -           -           -         -    29,880       29,880
  Interest on short-term
    investments ..................        2,623         791         825      84,169         -         -       88,408
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
      Total ......................    5,384,392     463,717     142,837     517,604     2,283    29,880    6,540,713

Contributions and deposits:
  Amounts contributed by employer.    1,165,161           -           -   1,421,133         -         -    2,586,294
  Amounts deposited by
    participating employees ......    1,237,431     333,097     150,463           -     9,883         -    1,730,874
  Loans to participants ..........     (318,263)    (68,174)    (24,958)          -         -   411,395            -
  Loan repayments ................      121,253      27,926       9,362           -         8  (158,549)           -

Withdrawals:
  Payments to participating
    employees ....................   (1,489,790)   (954,147)    (99,416)   (684,497)  (37,494)    9,222   (3,256,122)
  Investments transferred to
    participating employees ......     (156,416)          -           -           -         -         -     (156,416)
  Transfers between funds ........     (145,957)     34,881      (2,191)          -   113,267         -            -
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
                                      5,797,811    (162,700)    176,097   1,254,240    87,947   291,948    7,445,343
Net assets available for benefits:
  Beginning of year ..............   12,606,700   6,073,990     875,128   6,161,142    59,941   283,049   26,059,950
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
  End of year ....................  $18,404,511  $5,911,290  $1,051,225  $7,415,382  $147,888  $574,997  $33,505,293
                                    ===========  ==========  ==========  ==========  ========  ========  ===========



                                                           -13-

                                                   ORION CAPITAL CORPORATION
                                         EMPLOYEES' STOCK SAVINGS AND RETIREMENT PLAN
                              STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS BY FUND

                                                       December 31, 1991


                                      FUND I       FUND II    FUND III    FUND IV     FUND V   FUND VI      TOTAL
                                    -----------  ----------  ----------  ----------  --------  --------  -----------
Net investment income:
  Net appreciation of investments.  $ 5,227,995  $        -   $ 81,654   $        -  $      -  $      -  $ 5,309,649
  Interest on guaranteed
    investment contracts .........            -     560,871          -      402,138         -         -      963,009
  Dividends ......................      353,070           -     92,043            -       856         -      445,969
  Interest on participant loans ..            -           -          -            -         -    13,383       13,383
  Interest on short-term
    investments ..................        4,101         927      1,547            -        67         -        6,642
                                    -----------  ----------   --------   ----------  --------  --------  -----------
      Total ......................    5,585,166     561,798    175,244      402,138       923    13,383    6,738,652

Contributions and deposits:
  Amounts contributed by employer.    1,029,924           -          -    1,258,266         -         -    2,288,190
  Amounts deposited by
    participating employees ......    1,061,731     329,712    150,316            -    20,748         -    1,562,507
  Loans to participants ..........     (213,589)    (46,385)   (12,600)           -         -   272,574            -
  Loan repayments ................       46,070      14,664      4,960            -         -   (65,694)           -

Withdrawals:
  Payments to participating
    employees ....................     (903,790)   (569,429)   (65,438)    (551,606)        -    28,208   (2,062,055)
  Investments transferred to
    participating employees ......     (196,249)          -          -            -         -         -     (196,249)
  Transfers between funds ........     (102,211)     33,989     29,952            -    38,270         -            -
                                    -----------  ----------   --------   ----------  --------  --------  -----------
                                      6,307,052     324,349    282,434    1,108,798    59,941   248,471    8,331,045
Net assets available for benefits:
  Beginning of year ..............    6,299,648   5,749,641    592,694    5,052,344         -    34,578   17,728,905
                                    -----------  ----------   --------   ----------  --------  --------  -----------
  End of year ....................  $12,606,700  $6,073,990   $875,128   $6,161,142  $ 59,941  $283,049  $26,059,950
                                    ===========  ==========   ========   ==========  ========  ========  ===========


                                                           -14-

                                SUPPLEMENTAL SCHEDULES

                                        ORION CAPITAL CORPORATION
                       ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                                             December 31, 1993

                                                Description of Investment
                                     ----------------------------------------------
 Party       Identity of Issuer,
  in         Borrower, Lessor or      # of            Par       Maturity   Interest                Current
Interest        Similar Party        Shares          Value        Date       Rate      Cost         Value
  (a)                (b)                                     (c)                        (d)          (e)
- - --------  -------------------------  -------      -----------   --------   -------- -----------  -----------
Yes       Common stock -
          Orion Capital Corporation  669,265                                        $10,521,743  $21,332,822

No        GIC Portfolio of the
            PW Trust Company         464,111.751                                      7,264,277    7,264,277

No        Guaranteed Investment
            Contracts -
             New England Mutual                                            6.5% to
               Life Insurance Company             $6,711,645               6.65%      6,711,645    6,711,645

No        Mutual Fund -
            Vanguard Windsor Fund    106,300.620                                      1,379,651    1,478,642

No        Money Market Fund -
            Vanguard Money Market
            Reserves - U.S. Treasury
              Portfolio              178,679.090                                        178,679      178,679

Yes       Loans to Participants                      734,478    1 year to  7.0% to
                                                                5 years    11.0%        734,478      734,478
                                                                                    -----------  -----------
                                                                                    $26,790,473  $37,700,543
                                                                                    ===========  ===========






                                                      -16-

                                                       ORION CAPITAL CORPORATION
                                          ITEM 27d - SCHEDULE OF REPORTABLE (5%) TRANSACTIONS

                                                     Year Ended December 31, 1993


                                Description of Investment
                          -------------------------------------                                       Current
       Identity                                                                           Cost        Value on         Net
       of Party            # of     Par     Maturity   Interest   Purchase    Selling      of        Transaction     Gain or
       Involved           Shares   Value      Date       Rate       Price      Price      Asset         Date         (loss)
         (a)                             (b)                         (c)        (d)        (g)           (h)           (i)
- - ---------------------     ------   -----    --------   --------   --------    -------     ------     -----------     -------
Single transactions
 involving an amount
 in excess of 5% of
 the current value of
 plan assets:

   None

Series of transactions,
 when aggregated,
 involving an amount in
 excess of 5% of the
 current value of plan
 assets:

 Purchases:
  Common Stock -
   Orion Capital
    Corporation
    11 transactions       63,796                                  2,061,845                            2,061,845



                            Signatures



The Plan. Pursuant to the requirements of the Securities Exchange Act of 1934, the Plan Committee has duly caused this Annual Report to be signed by the undersigned thereunto duly authorized.

                                 Orion Capital Corporation
                                 Employees' Stock Savings and
                                 Retirement Plan




                                 By: /s/Michael P. Maloney
                                     ---------------------
                                     Chairman

                                     Savings Plan Committee


Dated: April 28, 1994